                                                                    Exhibit 99.1

                                                                 Belden CDT Inc.
[BELDEN CDT LOGO] NEWS RELEASE                 7701 Forsyth Boulevard, Suite 800
                                                       St. Louis, Missouri 63105
                                                                    314-854-8000
                                                               www.beldencdt.com

April 27, 2006

                   BELDEN CDT REPORTS REVENUE UP 12.4 PERCENT,
           ADJUSTED OPERATING PROFIT OF 9.1 PERCENT FOR FIRST QUARTER

    RAISES OUTLOOK DRIVEN BY EFFECTIVE PRODUCT PRICING AND INDUSTRIAL DEMAND

St. Louis - Belden CDT Inc. (NYSE:BDC) announced today that revenue for the first quarter ended March 26, 2006, was $321.9 million. For the quarter, operating income was $27.0 million, income from continuing operations was $14.9 million, and earnings per diluted share from continuing operations were $0.32. Quarterly revenue increased 12.4 percent from the prior year, reflecting organic growth of 13.7 percent, offset by unfavorable currency translation of 1.3percent.

During the first quarter of 2006, the Company recorded pretax charges of $2.4 million for severance and accelerated depreciation associated with its previously communicated European restructuring. First-quarter 2005 results included pretax charges of $2.0 million for severance, restructuring and merger-related costs. Operating income, adjusted for these charges, increased 76 percent from $16.7 million to $29.4 million, and the operating margin rose 330 basis points to 9.1 percent of revenue. Earnings from continuing operations per diluted share, similarly adjusted, rose 100 percent from $0.18 in 2005 to $0.36 in 2006.

MANAGEMENT COMMENT

"We are pleased with the results of our first quarter," said John Stroup, President and Chief Executive Officer. "We experienced strong volume in our industrial markets in most regions of the world. In North America, we achieved significant benefit from our late-fourth-quarter price increases in the industrial and specialty markets. In the networking category, we instituted improved pricing policies and practices that led to lower levels of discounting. While we still have much work to do in this category, we have begun to see improvement," he continued.

"Overall, despite record-high copper prices, we delivered increased operating profits from more disciplined pricing, improved factory utilization, favorable mix and the impact of cost reduction programs implemented during 2005," said Mr. Stroup. "At the same time, we successfully sold our telecommunications business in the United Kingdom and continued to implement our European restructuring program."

ITEMS OF NOTE

Items of special note for the quarter include the following:

- In early February, the Company announced organizational changes that resulted in a change in reported segments. The four new segments are Belden Americas, Specialty, Europe, and Asia/Pacific.

- The Company announced on March 21 that it had completed the sale of its telecommunications cable business in Manchester, England. That operation is now reflected in the Company's financial statements as a discontinued operation. The Company had announced in September, 2005, its plans to exit this business.

- On April 4, the Company announced plans to cease manufacturing in Orebro, Sweden, as part of its restructuring in Europe. The Company incurred $2.4 million (pretax) in severance charges and accelerated depreciation during the first quarter related to Orebro and other European locations. There was minimal tax benefit available in the jurisdictions where these charges were recorded.

OUTLOOK

"We are in a highly volatile material cost environment. It will be a continuing challenge in such an environment to manage our pricing in all markets to ensure that we are maintaining and improving our profitability," said Mr. Stroup. "While this might entail additional, perhaps sizable price increases, we now have the processes in place to move quickly and prudently.

 "Our original earnings outlook for 2006 excluded the incremental expense related to the implementation of FAS 123(R), which requires the expensing of stock options. We now expect that option expense will be $0.02 to $0.03 for 2006.

"We are raising our earnings guidance for the year 2006," said Mr. Stroup. "We expect our earnings per share will be between $1.55 and $1.70. This guidance includes option expense but excludes any further restructuring charges, severance pay, and accelerated depreciation associated with the European restructuring program and any similar charges that might occur. Of course, our success in keeping pace with material cost increases will heavily influence our ability to achieve this level of profitability.

"For the second quarter of 2006, we expect earnings per share between $0.37 and $0.42," he concluded.

FORWARD-LOOKING STATEMENTS

Statements in this release other than historical facts are "forward-looking statements" made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company's actual results may differ significantly from these expectations. Some of the factors that may cause actual results to differ from the Company's expectations include the Company's ability to implement its announced restructuring plans; the Company's

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

degree of success in managing its European operations during the restructuring; the outcome of routine labor negotiations in Canada and Europe; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the degree to which the Company will be able to compensate for rising costs through the pricing of its products; demand for the Company's products; and other factors. For a more complete discussion of risk factors, please see Belden CDT's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006. Belden CDT Inc. assumes no responsibility to update any forward-looking statements as a result of new information or future developments.

ABOUT BELDEN CDT

Belden CDT Inc. is one of the largest U.S.-based manufacturers of high-speed electronic cables and focuses on products for specialty electronics and data networking, including connectivity. To obtain additional information contact Investor Relations at 314-854-8054, or visit Belden CDT's website at www.beldencdt.com.

    CONTACT: Belden CDT Inc.
             Dee Johnson, Director of Investor Relations
             314-854-8054

The following schedules are provided:

- Comparative condensed consolidated statements of operations of Belden CDT Inc. for the three-month periods ended March 26, 2006 and March 27, 2005.

- Segment results for the quarter ended March 26, 2006, and retrospectively for each quarter of 2005.

- Condensed consolidated balance sheets as of March 26, 2006, and December 31, 2005.

- A supplemental schedule of adjusted consolidated results for the quarter, excluding severance charges and accelerated depreciation.

BELDEN CDT INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended                                                  MARCH 26,     March 27,
                                                                      2006          2005
-------------------------------------------------------------------------------------------
(in thousands, except per share data)
(unaudited)
Revenues                                                           $ 321,905      $ 286,268
Cost of sales                                                       (248,490)      (223,483)
-------------------------------------------------------------------------------------------
    Gross profit                                                      73,415         62,785
Selling, general and administrative expenses                         (46,459)       (48,134)
-------------------------------------------------------------------------------------------
    Operating income                                                  26,956         14,651
Interest expense                                                      (3,792)        (3,758)
Interest income                                                          995            756
Minority interest                                                       (217)          (167)
-------------------------------------------------------------------------------------------
    Income from continuing operations before taxes                    23,942         11,482
Income tax expense                                                    (9,002)        (4,100)
-------------------------------------------------------------------------------------------
    Income from continuing operations                                 14,940          7,382
Loss from discontinued operations, net of tax
    benefit of $570 and $467, respectively                            (1,330)          (739)
Gain (loss) on disposal of discontinued operations, net of tax
    benefit (expense) of $1,842 and $(3,600), respectively            (4,298)         6,400
===========================================================================================
    Net income                                                     $   9,312      $  13,043
===========================================================================================
Weighted average number of common shares and equivalents:
    Basic                                                             42,550         47,007
    Diluted                                                           49,307         53,684
===========================================================================================
Basic income (loss) per share:
    Continuing operations                                          $     .35      $     .16
    Discontinued operations                                             (.03)          (.02)
    Disposal of discontinued operations                                 (.10)           .14
    Net income                                                           .22            .28
===========================================================================================
Diluted income (loss) per share:
    Continuing operations                                          $     .32      $     .15
    Discontinued operations                                             (.03)          (.01)
    Disposal of discontinued operations                                 (.09)           .12
    Net income                                                           .20            .26
===========================================================================================

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

BELDEN CDT INC.
SEGMENT INFORMATION

(in thousands)
(unaudited)

THREE MONTHS ENDED MARCH 26, 2006

                                     EXTERNAL                                   OPERATING
                                     CUSTOMER     AFFILIATE         TOTAL         INCOME
                                     REVENUES     REVENUES        REVENUES        (LOSS)
-----------------------------------------------------------------------------------------
BELDEN AMERICAS                     $ 175,366     $  14,912      $ 190,278      $  31,033
SPECIALTY PRODUCTS                     60,718         5,370         66,088          6,902
EUROPE                                 73,012         2,136         75,148         (1,140)
ASIA PACIFIC                           12,809            --         12,809          1,453
-----------------------------------------------------------------------------------------
    TOTAL SEGMENTS                    321,905        22,418        344,323         38,248
FINANCE AND ADMINISTRATION                 --            --             --         (6,265)
ELIMINATIONS                               --       (22,418)       (22,418)        (5,027)
-----------------------------------------------------------------------------------------
    TOTAL CONTINUING OPERATIONS     $ 321,905        $   --      $ 321,905      $  26,956
=========================================================================================

Three Months Ended March 27, 2005

                                      External                                   Operating
                                      Customer     Affiliate        Total          Income
                                      Revenues     Revenues        Revenues        (Loss)
------------------------------------------------------------------------------------------
Belden Americas                      $ 142,421     $  17,965      $ 160,386      $  16,644
Specialty Products                      53,920         4,054         57,974          7,428
Europe                                  78,947         1,602         80,549            719
Asia Pacific                            10,980            --         10,980             95
------------------------------------------------------------------------------------------
    Total Segments                     286,268        23,621        309,889         24,886
Finance and Administration                  --            --             --         (5,952)
Eliminations                                --       (23,621)       (23,621)        (4,283)
------------------------------------------------------------------------------------------
    Total Continuing Operations      $ 286,268        $   --      $ 286,268      $  14,651
==========================================================================================

Three Months Ended June 26, 2005

                                     External                                   Operating
                                     Customer     Affiliate        Total         Income
                                     Revenues      Revenues       Revenues       (Loss)
-----------------------------------------------------------------------------------------
Belden Americas                     $ 152,238     $  23,435      $ 175,673      $  20,912
Specialty Products                     61,950         4,038         65,988          8,622
Europe                                 84,425         2,925         87,350          2,748
Asia Pacific                           12,825            --         12,825            434
-----------------------------------------------------------------------------------------
    Total Segments                    311,438        30,398        341,836         32,716
Finance and Administration                 --            --             --        (11,482)
Eliminations                               --       (30,398)       (30,398)        (4,875)
-----------------------------------------------------------------------------------------
    Total Continuing Operations     $ 311,438        $   --      $ 311,438      $  16,359
=========================================================================================

BELDEN CDT INC.
SEGMENT INFORMATION

(in thousands)
(unaudited)

Three Months Ended September 25, 2005

                                     External                                   Operating
                                     Customer     Affiliate        Total          Income
                                     Revenues     Revenues       Revenues         (Loss)
-----------------------------------------------------------------------------------------
Belden Americas                     $ 159,374     $  16,505      $ 175,879      $  28,820
Specialty Products                     63,527         4,940         68,467          4,502
Europe                                 80,845         1,840         82,685         (3,959)
Asia Pacific                           12,734            --         12,734          1,237
-----------------------------------------------------------------------------------------
    Total Segments                    316,480        23,285        339,765         30,600
Finance and Administration                 --            --             --         (8,274)
Eliminations                               --       (23,285)       (23,285)        (4,308)
-----------------------------------------------------------------------------------------
    Total Continuing Operations     $ 316,480        $   --      $ 316,480      $  18,018
=========================================================================================

Three Months Ended December 31, 2005

                                     External                                   Operating
                                     Customer     Affiliate        Total          Income
                                     Revenues     Revenues       Revenues         (Loss)
-----------------------------------------------------------------------------------------
Belden Americas                     $ 173,103     $  15,621      $ 188,724      $  29,916
Specialty Products                     64,670         5,781         70,451          6,046
Europe                                 80,041         2,626         82,667         (8,050)
Asia Pacific                           13,669            --         13,669          1,072
-----------------------------------------------------------------------------------------
    Total Segments                    331,483        24,028        355,511         28,984
Finance and Administration                 --            --             --         (5,009)
Eliminations                               --       (24,028)       (24,028)        (4,465)
-----------------------------------------------------------------------------------------
    Total Continuing Operations     $ 331,483        $   --      $ 331,483      $  19,510
=========================================================================================

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

BELDEN CDT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  MARCH 26,       December 31,
                                                                    2006             2005
---------------------------------------------------------------------------------------------
(in thousands)                                                   (UNAUDITED)
ASSETS
Current assets
    Cash and cash equivalents                                    $   153,216      $   134,638
    Receivables                                                      202,132          174,360
    Inventories                                                      261,859          245,481
    Deferred income taxes                                             27,893           27,845
    Other current assets                                               7,224            8,015
    Current assets of discontinued operations                             --           56,997
---------------------------------------------------------------------------------------------
       Total current assets                                          652,324          647,336
Property, plant and equipment, less accumulated depreciation         283,114          287,778
Goodwill, less accumulated amortization                              272,996          272,290
Intangible assets, less accumulated amortization                      72,065           72,459
Other long-lived assets                                               17,621            6,214
---------------------------------------------------------------------------------------------
                                                                 $ 1,298,120      $ 1,286,077
=============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable and accrued liabilities                     $   195,962      $   196,078
    Current maturities of long-term debt                              59,052           59,000
    Current liabilities of discontinued operations                       357           13,342
---------------------------------------------------------------------------------------------
       Total current liabilities                                     255,371          268,420
Long-term debt                                                       172,000          172,051
Postretirement benefits other than pensions                           33,917           33,167
Deferred income taxes                                                 76,057           73,851
Other long-term liabilities                                           17,699           17,166
Minority interest                                                      8,342            7,914
Stockholders' equity
    Preferred stock                                                       --               --
    Common stock                                                         503              503
    Additional paid-in capital                                       549,181          540,430
    Retained earnings                                                298,047          290,870
    Accumulated other comprehensive loss                              (1,535)          (6,881)
    Unearned deferred compensation                                        --             (336)
    Treasury stock                                                  (111,462)        (111,078)
---------------------------------------------------------------------------------------------
       Total stockholders' equity                                    734,734          713,508
---------------------------------------------------------------------------------------------
                                                                 $ 1,298,120      $ 1,286,077
=============================================================================================

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

BELDEN CDT INC.
ADJUSTED OPERATING RESULTS

(in thousands)
(unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for severance charges, accelerated depreciation, and merger-related costs. We believe these adjusted results are useful to investors because they help to provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to generally accepted accounting principles.

                                                  As Reported                                Adjusted
                                                 Three Months                              Three Months
                                                     Ended                                    Ended
                                                March 26, 2006        Adjustments (1)     March 26, 2006
-------------------------------------------------------------------------------------------------------
Revenues                                          $   321,905           $        --         $   321,905

Gross profit                                      $    73,415           $     1,638         $    75,053
    as a percent of revenues                             22.8%                 23.3%

Operating income                                  $    26,956           $     2,399         $    29,355
    as a percent of revenues                              8.4%                                      9.1%

Income from continuing operations                 $    14,940           $     2,161         $    17,101
    as a percent of revenues                              4.6%                                      5.3%

Income from continuing operations per diluted
    share                                         $       .32           $       .04         $       .36
=======================================================================================================

                                                  As Reported                                Adjusted
                                                 Three Months                              Three Months
                                                    Ended                                      Ended
                                                 March 27, 2005       Adjustments (2)      March 27, 2005
-------------------------------------------------------------------------------------------------------
Revenues                                          $   286,268           $        --         $   286,268

Gross profit                                      $    62,785           $       482         $    63,267
    as a percent of revenues                             21.9%                                     22.1%

Operating income                                  $    14,651           $     2,045         $    16,696
    as a percent of revenues                              5.1%                                      5.8%

Income from continuing operations                 $     7,382           $     1,430         $     8,812
    as a percent of revenues                              2.6%                                      3.1%

Income from continuing operations per diluted
    share                                         $       .15           $       .03         $       .18
=======================================================================================================

(1)   Severance charges and accelerated depreciation.

(2)   Adjusted for severance charges and merger-related costs.

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